UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 6, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 6, 2016, EnteroMedics Inc. (the “Company”) announced that it was reorganizing its commercial operations group, effective January 6, 2016, including the appointment of several senior level officers. In connection with the appointments, Brad Hancock, the Company’s Chief Commercial Officer since 2014, will step down from his role at the Company.

(c) In connection with the reorganization of its commercial organization, the Company announced three senior level appointments include Paul Hickey as Senior Vice President of Marketing and Reimbursement, Naqeeb “Nick” Ansari as Senior Vice President of Sales, and Peter Delange as Senior Vice President of Operations and Business Development (collectively, the “New Executives”). As part of the new structure, Greg Lea, the Company’s current Chief Financial and Chief Operating Officer, has been named Chief Financial Officer and Chief Compliance Officer.

The Company announced the reorganization and the appointments in a press release issued on January 6, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Mr. Hickey, age 51, has over 15 years of experience as a medical device executive, most recently having served as Chief Executive Officer of Pantheon Spinal, LLC, a small spine implant start-up company based in Austin, Texas, since 2014. Prior to Pantheon, he spent three years as Senior Vice President, Global Commercialization at Lanx, Inc., which was acquired by Biomet Spine in 2013, where he oversaw marketing, clinical reimbursement and R&D. Mr. Hickey also spent 17 years at Zimmer-Spine where he held numerous marketing and developments positions, most recently as Vice President, Global R&D and Emerging Technology from 2004 to 2008.

Mr. Ansari, age 54, has over 20 years in the medical device industry, having held various senior sales positions at Stryker Corporation, DePuy, Medtronic, Inc., Lanx. and Globus Medical Inc. Prior to joining the Company, he spent two years as the owner of an independent distributor of solely Biomet products. Prior to this, he served as Senior Vice President of Sales at Lanx from 2010 to 2013.

Mr. Delange, age 46, has spent the last 11 years as the owner and President of Devicex, LLC, a medical devices engineering development company, which was sold in 2015. Since 2011, Mr. Delange has also served as a Co-Founder and Board Member of FocusStart LLC, an early stage technology development company utilizing a capital efficient business model to advance medical technology. Prior to Devicex, he held software engineer and product development positions at numerous companies, including Acist Medical Systems, Inc., Nellcor Puritan Bennett, Emerson EMC and Quester Technology Inc. Mr. Delange also serves as chairman of the board of Excelen, a non-profit orthopedic research organization.

There are no arrangements or understandings between the New Executives and any other person pursuant to which the New Executives were appointed to their respective positions at the Company. The New Executives do not have a direct or indirect material interest in any currently proposed transaction to which the Company is a party, nor have the New Executives had a direct or indirect material interest in any such transaction since the beginning of the Company’s fiscal year.

The New Executives do not have family relationships with any other officer or director of the Company. Neither the New Executives nor any immediate family member of the New Executives have a material interest in any transaction with the Company involving the payment or receipt of at least $120,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 6, 2016, the Company filed a Certificate of Amendment to its Fifth Amended and Restated Certificate of Incorporation (the “Certificate”) with the Secretary of State of the State of Delaware to effect a one (1) for fifteen (15) reverse split of the Company’s outstanding common stock, $0.01 par value per share (the “Reverse Stock Split”). The Reverse Stock Split also decreased the number of shares of common stock authorized by the Certificate proportionately, and proportional adjustments were made to the Company’s outstanding stock options and warrants as well. The Reverse Stock Split did not affect the par value of the Company’s stock or the number of shares of preferred stock authorized by the Certificate.

The Reverse Stock Split became effective after the close of market on January 6, 2016 and was effective for trading purposes upon the commencement of trading on January 7, 2016, at which point the Company’s common stock began trading on a split adjusted basis on the NASDAQ Capital Market.

Additionally, effective immediately after the effectiveness of the Reverse Stock Split, the Company filed a Certificate of Amendment to the Certificate to increase the number of shares of the Company’s common stock authorized for issuance to 150 million shares.

A copy of the Certificates of Amendment to the Certificate are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01	Other Events.

As described under Item 5.03 above, on January 6, 2016 the Company effected a one (1) for fifteen (15) reverse split of its common stock. As previously disclosed on a Current Report on Form 8-K filed on December 23, 2015, the Company’s stockholders approved the amendment of the Certificate at a special meeting held on December 21, 2015 in order to (i) effect a reverse split of the common stock at the discretion of the Company’s Board of Directors and (ii) increase the shares of common stock authorized for issuance to 150 million shares, effective after the Reverse Stock Split. Effective as of December 22, 2015, the Board of Directors selected the one (1) for fifteen (15) reverse stock split ratio and authorized the implementation of the Reverse Stock Split.

As a result of the Reverse Stock Split, every fifteen (15) shares of pre-reverse stock split common stock of the Company will be combined and reclassified into one (1) share of common stock of the Company and proportional adjustments will be made to the Company’s outstanding stock options and warrants. The Company will not issue any fractional shares as a result of the Reverse Stock Split. Instead, fractional shares of common stock will be rounded up to the nearest whole share and fractional stock options and warrants will be rounded down to the nearest whole share. After the Reverse Stock Split, the Company’s common stock has a new CUSIP number: 29365M 307, but the par value and other terms of the common stock were not affected by the Reverse Stock Split.

The Company’s transfer agent, Wells Fargo Bank N.A., is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding a reverse stock split.

3.2	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding an increase in the authorized shares.

99.1	Press Release dated January 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

	By:	/s/ Greg S. Lea
Greg S. Lea
Chief Financial Officer and Chief Compliance Officer

Date: January 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding a reverse stock split.

3.2	Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation regarding an increase in the authorized shares.

99.1	Press Release dated January 6, 2016.